THIS DEBENTURE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE ACT), FOR A PERIOD OF ONE (1) YEAR AFTER COMPLETION OF THE OFFERING PURSUANT TO WHICH THIS DEBENTURE WAS ISSUED (THE "COMPLIANCE PERIOD") UNLESS SUCH OFFER OR SALE (I) IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR (II) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE ACT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. FOLLOWING THE COMPLIANCE PERIOD, SUCH SECURITIES MAY ONLY BE OFFERED OR SOLD PURSUANT TO REGISTRATION UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE ACT.

BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE COMPLIANCE PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS, AMONG OTHER THINGS, THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE ACT), HAS NOT ENGAGED IN ANY SHORT SALES OR SIMILAR HEDGE TRANSACTIONS WITH RESPECT TO THE COMPANY'S COMMON STOCK DURING THE COMPLIANCE PERIOD AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE OF 1985, AS AMENDED.


                       U.S. AUTOMOTIVE MANUFACTURING, INC.

                      8.0% REDEEMABLE CONVERTIBLE DEBENTURE


USD* _________                                                     June 30, 1998
Number _______


     FOR VALUE RECEIVED, U.S. AUTOMOTIVE MANUFACTURING, INC., a Delaware corporation, having an address at Route 627, Airport Drive, Tappahanock, Virginia 22560 (the "Company") hereby promises to pay to _____________________________________________________ or registered assigns (the
"Holder"), having an address at ________________________________, at Holder's address set forth above (or at such other place as the Holder may from time to time hereafter direct by notice in writing to the Company), the principal amount of ______________________ ___________ U.S. Dollars (USD $____________) and

--------
*USD = U.S. Dollars
to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein, on December 31, 2000 (the "Maturity Date"), unless earlier becoming due and owing by reason of an Event of Default pursuant to Article 7 hereof. This Debenture may not be prepaid except as specifically provided herein.

Article 1.  Interest and Payment

     Section 1.1. Interest

     (a) Subject to paragraphs (c) and (d) below, the Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Eight Percent (8.0%) per annum, payable in arrears to the extent of the outstanding unpaid principal amount of the Debenture to be converted or redeemed, at the earlier of the Maturity Date, the Conversion Date, the Redemption Date or an Acceleration Date (as such terms are defined in Articles 2 and 3 hereof), which interest, except in the event of redemption, is payable, at the option of the Company, in either cash, or shares of the Company's common stock, $.001 par value (the "USAM Stock") valued at the Conversion Price as defined below. Notwithstanding anything contained herein to the contrary, interest accrued at the Redemption Date in the event the Company elects to redeem the principal amount of the Debenture outstanding shall be payable only in cash unless the Company, subsequent to the issuance of the Maximum Conversion Allotment, has obtained authorization to issue additional shares for use in lieu of a cash redemption of the principal amount of the Debenture then outstanding, if any.

     (b) Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Debenture (the "Closing"). Interest shall be computed on the basis of a 360 day year of 12, 30 day months.

     (c) In the event that the USAM Stock issued upon conversion of the Debentures pursuant to Article 2 hereof are not covered by a registration statement filed with the Securities and Exchange Commission (the "Commission") at any time on or after the first day of the seventh month following the Issue Date, the interest rate on the principal amount of the Debentures then outstanding shall increase to 20% per annum until the Debentures are redeemed or converted into USAM Stock or the Company has issued the Maximum Conversion Allotment (as defined in Section 2.4 hereof).

     (d) If the Company has issued the Maximum Conversion Allotment, the interest rate on the principal amount of the Debentures then outstanding shall increase to 25% per annum commencing as of (i) the initial issue date of the Debentures if the Company has failed to file with the Securities and Exchange

Commission a proxy statement for the authorization of additional shares of Common Stock within 10 days of the issuance of the Maximum Conversion Allotment and fails to proceed diligently to obtain such authorization, or (ii) from the date of issuance of the Maximum Conversion Allotment if the Company has filed a proxy statement and is diligently proceeding to obtain such authorization. The 25% interest rate shall continue until the Debentures are redeemed by the Company or the Company has obtained authorization to issue additional shares of USAM Stock for use in lieu of a cash redemption of Debentures at which time the interest rate shall revert to 8% per annum.

     Section 1.2. Payment. This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount (or any portion thereof). The Company may draw a check for the payment of principal and interest, if any, to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 8.2 hereof). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 2.  Conversion

     Section 2.1. Conversion Privilege

     (a) Subject to the Maximum Conversion Allotment, the holder of the Debenture ("Holder") is entitled, at its option, to convert the principal amount of the Debenture then outstanding (or any portion thereof) into shares of USAM Stock, at a conversion price ("Conversion Price") for each share of USAM Stock equal to eighty percent (80%) of the average closing bid price of the shares of USAM Stock as reported by the Nasdaq SmallCap Market for the 5 trading days preceding the Conversion Date (as defined in Section 2.3 hereof).

     (b) The number of shares of USAM Stock issuable upon the conversion of this Debenture is determined by dividing (i) the principal amount hereof to be converted plus all accrued and unpaid interest thereon (unless, however, the Company elects to pay the interest in United States dollars) minus any required withholding by (ii) the Conversion Price and, then rounding the result to the nearest whole share; provided, however, that the aggregate number of shares of USAM Stock issued pursuant to the Offering (as defined in Section 2.4 hereof) shall not exceed the Maximum Conversion Allotment except as otherwise provided herein.

     (c) Less than all of the principal amount of this Debenture may be converted into USAM Stock, provided that the minimum principal amount converted is $10,000 or a whole multiple of $10,000 (unless the Company consents otherwise), and the provisions of this Article 2 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. All accrued and unpaid interest on this Debenture shall be added to the amount converted (unless, however, the Company elects to pay interest in United States dollars) if less than all of the principal amount of this Debenture is converted and shall be deemed to be paid and discharged thereby.

     Section 2.2. Mandatory Conversion Date. In the event all or any portion of this Debenture remains outstanding on the Maturity Date, the unconverted portion of such Debenture will, subject to the Maximum Conversion Allotment, automatically be converted into shares of USAM Stock on such date in the manner set forth in this Article 2.

     Section 2.3. Conversion Procedure

     (a) Conversion shall be effectuated by surrendering to the Company the original Debenture to be converted, together with a facsimile or original of the signed and completed Notice of Conversion and Representation Letter, (Exhibit A attached hereto), which evidences such Holder's intention to convert the Debenture or a specified portion thereof in accordance with Regulation S under the Act, and accompanied by proper assignment, if applicable. The date on which notice of conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the Debenture and the signed Notice of Conversion and Representation Letter; provided that the original Debenture is delivered to the Company within three
(3) business days thereafter. In the event that the original Debenture is not received within three (3) business days thereafter, for every day that the original Debenture is not received after such fourth business day, the Exchange Period (as defined below) shall be extended by an equal number of days (each such extension a "Delivery Adjustment").

     (b) Subject to any Delivery Adjustments, the Company shall, within five (5) business days after receipt of the documentation referred to above in Section 2.3(a) (the "Exchange Period"), deliver a certificate for the number of shares of USAM Stock issuable upon conversion pursuant to this Article 2. Upon the effectiveness of the Registration Statement, the certificates shall be issued without a restrictive legend upon the receipt by the transfer agent for the Common Stock of a broker's certification providing that the shares of Common Stock have been sold in accordance with the prospectus and that the prospectus delivery requirements have been met.

     (c) The person in whose name the certificate of USAM Stock is to be registered shall be treated as a stockholder of record on and after the Conversion Date. No payment or adjustment shall be made for any accrued and unpaid interest until the earlier of the Maturity Date (unless extended pursuant to Section 1.3 hereof), the Conversion Date, the Redemption Date or the Mandatory Conversion Date. The number of full shares issuable upon the conversion shall be based on the total principal amount of Debenture(s) plus any accrued interest thereon (unless the Company elects to pay interest in United States Dollars) converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

     (d) No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share; provided, however, that no amount of USAM Stock shall be issued in excess of the Maximum Conversion Allotment.

     (e) In the event that the Common Stock is not delivered per the written instructions of the Holder within five business days after the Conversion Date in accordance with the terms hereof other than due to a Delivery Adjustment or due to the failure of the Holder of the Debenture to comply with the provisions of this Section 2.3 or due to the force majeure or as otherwise provided herein, then in such event the Company shall pay to Holder one percent (1%) of the amount of the Debentures being converted per each day after the fifth business day following the Conversion Date that the certificates for the shares of Common Stock are not delivered in cash or shares of Common Stock, based upon the Conversion Price at the option of the Holder.

     (i) The Company acknowledges that its failure to deliver the certificates for the shares of Common Stock within five business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this paragraph represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the shares of Common Stock pursuant to the terms of this Debenture.

     (ii) To the extent that the failure of the Company to issue the Common Stock pursuant to this paragraph 2.3 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this paragraph 2.3(e) shall not apply but instead the provisions of paragraph 2.3(f) shall apply.

     (iii) The Company shall make the cash payment in immediately available funds or issue such shares of Common Stock incurred under this paragraph
     2.3 within five (5) business days from the date of issuance of the applicable shares of Common Stock upon conversion of the Debenture. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver the shares of Common Stock to the Holder within five (5) business days after the Conversion Date.

     (iv) To the extent that the Company has taken all steps reasonably necessary to issue the Common Stock pursuant to this paragraph 2.3 the provisions of this paragraph 2.3(e) shall not apply.

     (f) The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.25) x the original principal amount plus the accrued interest thereon of the outstanding and tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send a notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holders accrued Conversion Default Payments. The accrued Conversion Default Payments shall be paid in cash or shall be convertible into shares of Common Stock at the Conversion Price, at the Holder's option, payable as follows: (i) in the event the Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the calendar month following the Conversion Default Date and each month thereafter, or (ii) in the event the Holder elects to take such payment in shares of Common Stock, the Holder may convert such payment amount to take such payment amount into shares of Common Stock at the Conversion Price at anytime after the fifth day of the calendar month following the month in which the Authorization Notice was received, until the Mandatory Conversion Date.

     (i) The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect a full conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this paragraph represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the shares of Common Stock pursuant to the terms of this Agreement.

     (ii) Nothing herein shall limit the Holder's right to pursue actual damages or cancel the Notice of Conversion for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

     Section 2.4. Maximum Conversion Allotment.

     (a) For purposes of this Debenture, the "Maximum Conversion Allotment" shall mean an aggregate of 3,144,900 shares of USAM Stock made available for conversion with respect to the aggregate number of Debentures sold pursuant to the Company's Confidential Offshore Offering Memorandum, dated June 22, 1998, relating to the Company's offering of an aggregate of $2,250,000 principal amount of Debentures under Regulation S of the Act (the "Offering").

     (b) In the event that any principal balance of the Debenture has not been converted prior to the Redemption Notice by reason of the Company having issued the Maximum Conversion Allotment, the Company shall, within ten (10) business days of the issuance of the Maximum Conversion Allotment, undertake to obtain authorization to issue additional shares for use in lieu of a cash redemption of this Debenture.

     (c) If, at any time Purchaser submits a Notice of Conversion and the Company does not, by reason of the Maximum Conversion Allotment, have sufficient authorized but unissued shares of USAM Stock available to effect, in full, a conversion of the Debenture (a "Conversion Default") the Company shall issue to the Purchaser all of the shares of USAM Stock which are available, and the Notice of Conversion as to any amount of the Debenture requested to be converted but not converted (the "Unconverted Debenture") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Debentures, by facsimile, within one (1) business day of the date of such default. No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date any additional shares of USAM Stock are authorized by the Company. The Company shall provide notice of any such authorization to all existing Purchasers of outstanding Debentures, by facsimile, within five (5) business days of the date of obtaining such authorization.

     Section 2.5. Adjustment of USAM Stock Issuable upon Conversion. In the event of a stock dividend, recapitalization, reorganization, merger, consolidation, subdivision, combination or reclassification of shares of the Company's common stock, or any other change in the corporate structure or shares of the Company's common stock, prior to the conversion of this Debenture, the Company shall make such adjustment as is necessary to give the holder of this Debenture substantially the same rights as the holder of this Debenture had immediately prior to the occurrence of such event. In the event of any consolidation of the Company with, or merger of the Company into, another corporation where the Company is not the successor entity, or in the case of the sale or conveyance to another corporation of the property of the Company, then the Holder of this Debenture shall thereafter, upon conversion of this Debenture in accordance with the terms hereof, prior to the record date for such consolidation, merger, sale or conveyance, have the right to purchase and receive the kind and number of shares of USAM Stock and other securities or properties receivable upon such consolidation, merger, sale or conveyance, that would have been issued to such Holder had this Debenture been converted immediately prior to such event. No more than the Maximum Conversion Allotment will be issued by the Company with respect to the Debentures sold in the Offering unless the Company has obtained stockholder approval for such additional issuances as provided for in this Agreement.

     Section 2.6. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of USAM Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

     Section 2.7. Company to Reserve Stock. Subject to the Maximum Conversion Allotment, the Company shall reserve out of its authorized but unissued USAM Stock or USAM Stock held in treasury enough shares of USAM Stock to permit the conversion of this Debenture. All shares of USAM Stock which may be issued upon the conversion hereof shall be fully paid and nonassessable.

Article 3.  Limitations on Conversion

     Except in the case of Mandatory Conversion, in no event shall the Holder be entitled to convert that amount of the Debenture in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.


Article 4.  Redemption

     Section 4.1. Redemption Price. The Company may redeem, in cash, the Debentures at any time, upon giving a Redemption Notice, at a Redemption Price equal to (i) 110% of the principal amount of, plus accrued interest on, the Debentures, during the first 60 days following the Closing; (ii) 125% of the principal amount of, plus accrued interest on, the Debentures, commencing on the 61st day following the Closing and ending on the 31st day following the Redemption Notice. Redemption Notice may only be given, and the Company may only redeem that principal amount of the Debentures, to the extent that the shares of USAM Stock issuable upon conversion of the outstanding Debentures are included in an effective Registration Statement or to the extent that such shares of USAM Stock are freely tradeable pursuant to Rule 144 under the Act or otherwise exempt from registration under the Act; or (iii) 100% of the principal amount of, plus accrued interest on, the Debentures, in the event that the Company shall have issued the Maximum Conversion Allotment and until such time as the Company has obtained authorization to issue shares of Common Stock in excess of the Maximum Conversion Allotment. No sinking fund is provided for the Debentures. Except as provided in this Section 4.1, the Debentures are not redeemable at the option of the Company.

     Section 4.2. Issuance of Redemption Warrants.

     (a) In the event the Company redeems the Debenture any time after the Company has issued the Maximum Conversion Allotment, the Company shall also issue to the Holder of such Debenture a number of warrants (the "Redemption Warrants") equal to one-half of the principal amount of the Debenture redeemed.

     (b) The Redemption Warrants shall be exercisable for a period of five years from the date of issuance at an Exercise Price equal to either (i) the greater of (A) $1.00 per share; or (B) 115% of the average of the closing bid price of the USAM Stock for the five trading days immediately preceding the date of such redemption or (ii) in the event that an Exercise Price under alternative (i) is determined by Nasdaq to be an issuance below the then current market price within the meaning of NASD Rule 4310(c)(25)(H) (or any successor rule), the Exercise Price shall be equal to the closing bid price of the USAM Stock on the date of the Closing.

     (c) The Redemption Warrants are redeemable by the Company upon notice of not less than 30 days, at a price of $.05 per Redemption Warrant, provided that the closing bid price of the USAM Stock on all 15 trading days ending on the day on which the Company gives notice has been at least 150% of the then effective exercise price of the Redemption Warrants and only to the extent that the shares of Common Stock underlying the Warrants are freely tradeable either pursuant to an effective registration statement or pursuant to Rule 144 of the Act.

     (d) The Redemption Warrants shall be exercisable either on a cash or cashless basis and the holders thereof shall be granted certain registration rights with respect to the shares of USAM Stock issuable upon exercise of the Redemption Warrants, as more fully described in the Redemption Warrants.

Article 5. Restrictions on Transfer.

     This Debenture and the USAM Stock issuable upon the conversion hereof have not been registered under the Act, and have been sold pursuant to Regulation S under the Act. The Debenture and the shares of USAM Stock issuable upon conversion thereof (including any shares issued in lieu of cash payments of interest) may not be transferred or resold in the United States, or to a U.S. Person, or to or for the account or benefit of a U.S. Person (as defined in Regulation S) for the one (1) year Compliance Period and thereafter, this Debenture (and the USAM Stock issuable upon the conversion thereof) may only be offered or sold pursuant to registration under, or an exemption from, the Act.

Article 6. Survival in case of Merger/Sale of Business.

     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes by operation of law or otherwise the obligations of the Company under this Debenture. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

Article 7. Reports

     The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual or quarterly report that it files with the Commission promptly after the filing thereof and a copy of any annual or quarterly report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 8. Defaults and Remedies

     Section 8.1. Events of Default. The following shall constitute an "Event of Default" under this Debenture:

     (a) The Company shall fail to make the payment of principal or interest on this Debenture; or

     (b) After the issuance of the Maximum Conversion Share Allotment, the Company (i) holds a meeting of stockholders to obtain authorization to issue additional shares of Common Stock but fails to obtain such authorization at the meeting or within four (4) months from the date of the meeting; or (ii) fails to file a proxy statement within ten
          (10) days of the issuance of the Maximum Conversion Share Allotment and proceed diligently to obtain authorization to issue additional shares of Common Stock.

     (c) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

     (e) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

     (f) Any money judgment, writ or warrant of attachment, or similar process in excess of Four Hundred Thousand ($400,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the

          Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

     (h) The Company shall fail to perform or observe any other covenant, term provision or obligation under this Debenture and such failure shall continue for ten (10) days after notice of such failure from the Holder of this Debenture.

     Section 8.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by written notice to the Company, may declare the principal of, together with accrued and unpaid interest thereon, to be immediately due and payable and the amount due shall be the amount set forth in Section 4.1(ii) and the Holder may enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

Article 9. Registered Debentures

     Section 9.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and as to any restrictions on the transfer thereof in order to comply with the Act and the regulations of the Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures." The Debentures shall be issued in whole multiples of $10,000

     Section 9.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into USAM Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

     Section 9.3. Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 8.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof. Any transfer of this Debenture (or the shares of USAM Stock issuable upon conversion thereof) shall be subject to the restrictions contained in Article 4 hereof.

     Section 9.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

     Section 9.5. Partial Conversion or Redemption. To the extent that this Debenture is not fully converted or redeemed pursuant to Sections 2 and 4 hereto, respectively, the Company or its agent shall, upon surrender of the Debenture being converted or redeemed, as the case may be, issue a new Debenture in the amount equal to the remaining outstanding principle balance of this Debenture.

Article 10. Governing Law/Venue

     (a) The validity, terms, performance and enforcement of this Debenture (and the exhibits and other documents, instruments referenced herein) shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware, with regard to its choice of law principles.

     (b) The Holder (i) agrees that any legal suit, action or proceeding arising out of or relating to this Debenture (or any agreements, instruments or documents referenced herein) shall be instituted exclusively in state or federal courts located in New York County in the State of New York (the "New York Courts") to the exclusion of any other jurisdiction or venue, (ii) waive any objection either of them have now or hereafter may have based upon jurisdiction, forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York Courts in any such suit, action or proceeding.

Article 11. Notices

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) business day after having been deposited with courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or five (5) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices first set forth in this Debenture, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York NY 10174 (Attention: Russell Bulkeley, Esq.)

Article 12. Miscellaneous

     Section 12.1. Time. Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 11, such extended time shall not be included in the computation of interest. A "business day" shall mean a day on which the banks in Delaware are not required or allowed to be closed.

     Section 12.2. Waivers. The Holder may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

     Section 12.3. Rules of Construction. In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                     U.S. AUTOMOTIVE MANUFACTURING, INC.


                                     By:      _______________________________
                                              John W. Kohut, Chairman of
                                              the Board

                             ASSIGNMENT OF DEBENTURE


The undersigned hereby sell(s) and assign(s) and transfer(s) unto


________________________________________________________________________________
                   (name, address and SSN or EIN of assignee)


                                                      Dollars ($_________)
________________________________________________________________________________
               (principal amount of Debenture, $10,000 or integral
                              multiples of $10,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.

                              HOLDER:


                              Name:    ____________________________________
                                                (written out)


Date: _______________         Signed:  ____________________________________
                                       (Signature must conform in all
                                       respects to name of Holder shown of
                                       face of Debenture)



Signature Guaranteed:

                                                                       EXHIBIT A


                              NOTICE OF CONVERSION
                            AND REPRESENTATION LETTER


                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)


     The undersigned hereby irrevocably elects, as of ___________, 199____, to convert USD* __________ of the 8% Redeemable Convertible Debenture (the "Debenture") of U.S. Automotive Manufacturing, Inc. (the "Company") registered in the name of the undersigned, into shares of common stock, $.001 par value, of the Company (the "Common Stock") in accordance with the terms and conditions relating to conversion as set forth in the Debenture and the Offshore Subscription Agreement previously executed and delivered by the undersigned.

     Certificate(s) representing the Common Stock of the Company should be issued in the name of the undersigned or, in the alternative, of the following person(s):


Name  __________________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________


Name  __________________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________


     As a condition to the conversion of the Debentures, the undersigned represents and warrants to the Company that: (i) it is not a U.S. Person (as such term is defined in Regulation S ("Regulation S") promulgated under the U.S. Securities Act of 1933, as amended (the "Act")) and is not converting the Debenture on behalf of, for the account of, or the benefit of any U.S. Person;
(ii) it is not an "affiliate" of the Company or an "underwriter" or "dealer" (as such terms are defined under the Act); (iii) all offers and sales, if any, by it of the Debenture have been made in compliance with the safe harbor provisions contained in Regulation S or pursuant to an effective registration statement under the Act or pursuant to an exemption

--------
*    USD = U.S. Dollars
from, or in a transaction not subject to the registration requirements of, the Act; (iv) all offers and sales of the Common Stock acquired upon conversion of the Debenture shall be made in compliance with the safe harbor provisions contained in Regulation S or pursuant to an effective registration statement under the Act or pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Act; (v) it has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Debentures or the Common Stock acquired upon conversion of the Debenture nor has it engaged in any short sales with respect to the Company's capital stock during the one (1) year Distribution Compliance Period (as such term is defined in Regulation S); and (vi) neither the conversion nor any sale of the Common Stock acquired upon conversion of the Debenture is being made as part of a scheme to evade the registration provisions of the Act.


Date of Conversion _____________________________________________________________

Applicable Conversion Price ____________________________________________________

Number of Shares of Common Stock to be issued __________________________________

Signature ______________________________________________________________________

Name ___________________________________________________________________________

Address ________________________________________________________________________



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